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                                  ETOWAH BANK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder hereby appoints                   ,
                  , and                   , and each or any one of them, with
full power of substitution, as Proxies to represent and to vote as designated below, all the shares of common stock of Etowah Bank (the "Bank") held of record
by the undersigned on                   , 1998, at the Special Meeting of
Stockholders (the "Special Meeting") to be held on                   , 1998, or
any adjournments thereof.

    1. Proposal to approve the Agreement and Plan of Reorganization, dated as of February 26, 1998, by and between the Bank and Regions Financial Corporation (the "Regions") and the related Plan of Merger (together, the "Agreement") pursuant to which an interim subsidiary of Regions will merge with and into the Bank, with the Bank to become a wholly-owned subsidiary of Regions, and each share of the Company's common stock (except for certain shares held by the Bank, Regions, or their respective subsidiaries) will be converted into 3.2 shares of Regions common stock, subject to possible adjustment, and under such other terms and conditions as are set forth in the Agreement:

  [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournment thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.

    This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

    Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                 , 1998.
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                                                  (Print Name of Stockholder)

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                                                  (Signature of Stockholder)

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                                                  (Print Name of Stockholder)

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                                                  (Signature of Stockholder)

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.